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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 28, 2000


                         Commission file number: 0-7462
                               CPT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


               Minnesota                                  41-0972129
    (State or Other Jurisdiction of            (IRS Employer Identification No.)
     Incorporation or Organization)


                           680 Fifth Avenue, 8th Floor
                            New York, New York 10019
                                 (212) 931-5260


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ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) 1(i) On August 28, 2000, the registrant's independent accountants, Deloitte & Touche LLP resigned.

    1(ii) The audit opinions of Deloitte & Touche LLP ("D&T") on the registrant's financial statements for the fiscal years ended June 30, 1998 and 1999 contained no adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. An audit of the registrant's financial statements for the fiscal year ended June 30, 2000 has not been performed.

    1(iv) There were no disagreements with the registrant's independent accountants over matters of accounting principles or practices, financial statement disclosures or audit scope, or procedure during the two most recently audited fiscal year periods ended June 30, 1998 and 1999 or during the interim periods during the fiscal year ended June 30, 2000. However, the registrant's Form 12b-25 filing dated May 16, 2000 attributed its request for an extension of time to file its Form 10-Q for the quarter ended March 31, 2000 to D&T's inability to complete a review of the registrant's interim financial information. At the request of D&T, the registrant filed an amended Form 12b-25 on June 1, 2000.

The registrant's board of directors has taken no action to appoint a new independent auditor.

The registrant has provided D&T a copy of the foregoing disclosures and has requested in writing that D&T furnish it with a letter addressed to the SEC stating whether or not it agrees with such disclosures. A copy of such letter is attached as an exhibit to this report in acordance with Item 601 of Regulation S-K.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

    Exhibit 16.  Letter regarding resignation of certifying accountant.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    CPT Holdings, Inc.
                                                    ------------------
                                                    (Registrant)

Dated:  September 14, 2000                          /s/ William L. Remley
                                                    ---------------------
                                                    William L. Remley
                                                    President & Treasurer

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Exhibit 16.  Letter regarding resignation of certifying accountant


September 14, 2000

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read the comments in Item 4 of the Form 8-K of CPT Holdings, Inc., dated September 14, 2000, and agree with the comments therein, except that we have no basis on which to agree or disagree with the comments in the second sentence of the second paragraph and in the fourth paragraph of the Form 8-K.

Yours truly,



DELOITTE & TOUCHE
Pittsburgh, PA


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